UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 23, 2016

LANDAUER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9788	06-1218089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Science Road, Glenwood, Illinois	60425
(Address of Principal Executive Offices)	(Zip Code)

(708) 755-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on February 18, 2016.  The Company’s stockholders voted on the following four proposals at the Annual Meeting.

Proposal One:

The stockholders voted to elect Jeffrey A. Bailey, Michael P. Kaminski, Michael T. Leatherman and David E. Meador as directors, each to serve for a term of one year expiring at the 2017 Annual Meeting.  The votes for each were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Jeffrey A. Bailey	7,743,747	79,628	14,554	1,026,775
Michael P. Kaminski	7,740,778	87,066	10,085	1,026,775
Michael T. Leatherman	7,683,818	142,144	11,967	1,026,775
David E. Meador	6,558,089	1,261,474	18,366	1,026,775

Directors who continued in office for the current year were Robert J. Cronin, William G. Dempsey, Stephen C. Mitchell and Thomas M. White.

Proposal Two:

The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016.    The votes were cast as follows:

For	Against	Abstain
8,826,171	20,849	17,684

Proposal Three:

The Company’s stockholders approved, on a non-binding advisory basis, the overall compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders.  The votes were cast as follows:

,535,
For	Against	Abstain	Broker Non-Votes
7,738,530	85,668	13,731	1,026,775

Proposal Four:

The Company’s stockholders approved the 2016 Landauer, Inc. Incentive Compensation Plan, which will replace the existing Landauer, Inc. Incentive Compensation Plan.  The votes were cast as follows:

,535,
For	Against	Abstain	Broker Non-Votes
7,475,079	346,294	16,556	1,026,775

Item 8.01	Other Events

At its meeting on February 18, 2016, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.275 per share.  The dividend will be paid on April 4, 2016, to stockholders of record on March 18, 2016.   A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

6
EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated February 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

February 23, 2016	By:	/s/ Daniel J. Fujii
Daniel J. Fujii
Chief Financial Officer